EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES THIRD QUARTER 2013 RESULTS

The Woodlands, Texas (November 7, 2013) - TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced third quarter 2013 results from continuing operations attributable to TETRA stockholders of $0.15 per fully diluted share compared to earnings of $0.10 per fully diluted share reported in the third quarter of 2012. These current quarter results include a pretax loss by the Maritech segment of $(15.4) million that equates to a net loss after tax of approximately $(0.13) per share, compared to special pretax charges of $(3.0) million and a pretax loss by the Maritech segment of $(9.2) million that aggregated to a net loss after tax of approximately $(0.10) per share in the third quarter of 2012.

Highlights of the 2013 third quarter include:

•	earnings excluding the results of our Maritech segment that were consistent with our revised guidance provided in the announcement of our second quarter 2013 results;

•
continued strength in our Fluids Division, as demonstrated by record earnings and margins that represent a 146% improvement in pretax profitability in the third quarter of 2013 compared to the third quarter of 2012, as well as a sequential improvement in profitability of 16.8%;

•
profit before taxes of $20.6 million and margins of 27.6% in the Offshore Services segment, the second highest third quarter performance in the segment’s history, which reflects the ongoing benefits of cost reduction efforts and improved results in our diving operations for the third quarter, as we expanded into the installation, repair and maintenance markets;

•
continued realization of the benefits of our company-wide G&A cost reductions, as demonstrated by a sequential reduction in consolidated G&A of $2.2 million from the second to the third quarter of 2013. We continue to believe that our annualized G&A cost savings will approach a $15 million run rate by early 2014;

•
year to date free cash flow excluding Maritech of approximately $70 million, a portion of which is generated by ongoing improvements in accounts receivable (free cash flow excluding Maritech, which is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the tables below, is defined as cash from operations excluding Maritech, less capital expenditures). We believe that this result supports our expectation of generating in excess of $80 million in free cash flow excluding Maritech in 2014; and

•	a significant reduction in Maritech’s abandonment and decommissioning liabilities, which moves us closer to our goal of substantially completing this work by the end of 2013.

Consolidated revenues for the quarter ended September 30, 2013 were $254.3 million versus $234.0 million in the third quarter of 2012. Total gross profit was $47.4 million in the third quarter of 2013 versus $50.4 million in the third quarter of 2012. Income before discontinued operations was $12.9 million in the third quarter of 2013 versus $8.6 million in the comparable period of 2012. Net income attributable to TETRA stockholders was $12.1 million in 2013's third quarter versus $7.7 million in 2012's third quarter. The foregoing results include the impact of the Maritech segment. As discussed below, management believes that it is helpful to an understanding of the Company's business going forward to present financial results excluding the impact of Maritech. Such results, reconciled to the nearest GAAP financial measures, are included at the end of this press release.

Consolidated results per share from continuing operations attributable to TETRA stockholders for the third quarter of 2013 were $0.15 with 79.0 million weighted average diluted common shares outstanding versus $0.10 with 78.9 million weighted average diluted common shares outstanding in the third quarter of 2012. As of September 30, 2013, total debt was $352.9 million and cash was $28.7 million.

Divisional pretax earnings (loss) from continuing operations in the third quarter of 2013 versus the third quarter of 2012 were: Fluids Division - $20.9 million in 3Q 2013 and $8.5 million in 3Q 2012; Production Testing - $2.8 million in 3Q 2013 and $11.1 million in 3Q 2012; Compressco - $5.4 million in 3Q 2013 and $6.4 million in 3Q 2012; Offshore Services - $20.6 million in 3Q 2013 and $12.1 million in 3Q 2012; and, Maritech - $(15.4) million in 3Q 2013 and $(9.2) million in 3Q 2012.

Financial data comparing the three and nine month periods ended September 30, 2013 to the corresponding prior year periods is available in the financial tables set forth below.

Stuart M. Brightman, TETRA's President and Chief Executive Officer, stated, “For the third quarter, our Fluids Division’s sequential increase to record profitability, which occurred despite the seasonal reduction in activity in our European chemicals operations, was driven by strength in all other components of the division. This includes continued growth in the Gulf of Mexico, a favorable mix of major projects, and the continued strength of our water management business. Going forward, we expect to see these favorable trends continue for the Fluids Division.

“Profitability in our Production Testing segment declined on a sequential basis for the third quarter of 2013 primarily due to a more challenging market environment onshore in the U.S. This consisted of significantly increased competition in South Texas, as well as the impact of certain customers’ reallocation of their spending plans. Although we expect to see a challenging fourth quarter in this segment, as several customers have indicated that reductions in spending will continue through the balance of the year, we anticipate a slow improvement in U.S. activity during 2014. To mitigate these challenges in the current quarter, we are continuing to move both assets and personnel to more attractive markets, in addition to continued aggressive cost reduction actions. In Mexico, we have seen a slow increase in activity in the third quarter, and expect this trend to continue through the current quarter and into 2014.

“Our Compressco segment reported a 72.3% increase in profitability on a sequential basis for the third quarter versus the second quarter of 2013. These results reflect improved fleet utilization driven by strong demand for unconventional compression applications in the U.S. In addition, we saw improved results from Compressco’s international operations, including a modest increase in Mexico. The segment’s profitability also benefited from continued focus on pricing and cost controls, including cost reductions taken through the course of this year. We anticipate additional improvement in all of Compressco’s geographic markets going forward, including a slow recovery in Mexico.

“Our third quarter results for the Offshore Services segment were very strong, and consistent with our expectations. Despite challenging weather conditions in the Gulf of Mexico during September, these strong results were driven by virtually full utilization of our major assets during the quarter. Combined with the benefits of previous cost reductions, this improved utilization contributed to pretax earnings of $20.6 million, which represents the second most profitable third quarter in the segment’s history. We expect to see the typical seasonal reduction in activity in this segment during the fourth quarter, although we anticipate that our major assets will continue to be heavily utilized.

“We continue to aggressively reduce Maritech’s remaining abandonment and decommissioning liabilities, spending $28.6 million on such activities during the third quarter. As discussed previously, we have encountered certain challenges in the final stages of well abandonment on several properties. At the end of the third quarter, our remaining Maritech abandonment and decommissioning liabilities were $37.3 million, which we expect to substantially complete for operated properties by year-end 2013, assuming favorable weather conditions and receipt of regulatory approvals.

“Our cash flow during the third quarter of 2013 was impacted by significant spending on Maritech’s abandonment and decommissioning liabilities. We closed the third quarter with net debt of $310.0 million, excluding restricted cash and $10.1 million of cash and $24.4 million of long-term debt attributable to Compressco Partners (net debt is a non-GAAP financial measure that is reconciled to the nearest GAAP measure, below). Overall, we continue to benefit from the focus on working capital and capital expenditure controls in our challenging markets.”

As a result of Maritech's sale of essentially all of its oil and gas properties during 2011 and 2012, the Company believes it will be helpful to provide adjusted financial results that exclude the impact of Maritech. These results are intended to show TETRA's historical results of operations on a basis that is consistent with expected operations going forward. Set forth below in this press release under “Reconciliation of Non-GAAP Financial Measures” is a presentation of TETRA's consolidated free cash flow excluding Maritech, consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, and consolidated income before taxes and discontinued operations excluding Maritech, all of which are non-GAAP financial measures that are reconciled to the nearest GAAP measures.

TETRA will host a conference call to discuss third quarter 2013 results today, November 7, 2013, at 10:30 am ET. Stuart M. Brightman, TETRA's President and Chief Executive Officer, and Elijio V. Serrano, TETRA's Chief Financial Officer, will host the call. The phone number for the call is 877/870-4263. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com.

TETRA is a geographically diversified oil and gas services company focused on completion fluids and associated products and services, frac-water management, after-frac flow back, production well testing, offshore rig cooling, compression based production enhancement, and selected offshore services, including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2013, anticipated benefits from the Company's acquisitions of assets and businesses, projections concerning the Company's business activities in the Gulf of Mexico, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Financial Data (unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In Thousands)
Revenues	$254,303	$233,986	$683,963	$649,691
Gross profit	47,442	50,447	116,851	135,154

General and administrative expense	31,776	33,774	99,032	95,335
Interest expense, net	4,207	4,258	12,585	12,493
Other (income) expense	(7,243)	(661)	(12,284)	(5,942)
Income before taxes and discontinued operations	18,702	13,076	17,518	33,268
Provision for income taxes	5,848	4,475	5,072	11,341
Income before discontinued operations	12,854	8,601	12,446	21,927
Income from discontinued operations, net of taxes	—	1	—	3
Net income	12,854	8,602	12,446	21,930
Net (income) attributable to noncontrolling interest	(744)	(889)	(1,964)	(1,962)
Net income attributable to TETRA stockholders	$12,110	$7,713	$10,482	$19,968

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In Thousands, Except Per Share Amounts)
Basic per share information:
Income before discontinued operations attributable to TETRA stockholders	$0.16	$0.10	$0.13	$0.26
Income from discontinued operations attributable to TETRA stockholders	—	—	—	—
Net income attributable to TETRA stockholders	$0.16	$0.10	$0.13	$0.26
Weighted average shares outstanding	78,030	77,329	77,867	77,226

Diluted per share information:
Income before discontinued operations attributable to TETRA stockholders	$0.15	$0.10	$0.13	$0.25
Income from discontinued operations attributable to TETRA stockholders	—	—	—	—
Net income attributable to TETRA stockholders	$0.15	$0.10	$0.13	$0.25
Weighted average shares outstanding	78,963	78,938	78,719	78,740

Depreciation and amortization	$20,751	$20,232	$60,498	$56,786

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In Thousands)
Revenues by segment:
Fluids Division	$99,615	$75,221	$293,881	$244,401
Production Enhancement Division
Production Testing	47,380	56,033	149,420	144,645
Compressco	29,767	28,931	88,573	76,871
Intersegment eliminations	(292)	(624)	(865)	(624)
Production Enhancement Division total	76,855	84,340	237,128	220,892
Offshore Division
Offshore Services	86,435	78,802	188,539	204,573
Maritech	1,349	1,305	4,193	5,099
Intersegment eliminations	(9,951)	(5,764)	(39,738)	(25,479)
Offshore Division total	77,833	74,343	152,994	184,193
Corporate overhead	—	83	—	333
Eliminations and other	—	(1)	(40)	(128)
Total revenues	$254,303	$233,986	$683,963	$649,691

Gross profit (loss) by segment:
Fluids Division	$28,682	$15,622	$78,902	$54,869
Production Enhancement Division
Production Testing	5,794	15,661	23,684	41,016
Compressco	10,201	11,370	27,380	27,696
Production Enhancement Division total	15,995	27,031	51,064	68,712
Offshore Division
Offshore Services	23,829	17,492	35,426	31,511
Maritech	(20,483)	(8,927)	(46,800)	(17,684)
Intersegment eliminations	—	—	—	—
Offshore Division total	3,346	8,565	(11,374)	13,827
Eliminations and other	(581)	(771)	(1,741)	(2,254)
Total gross profit	$47,442	$50,447	$116,851	$135,154

Income (loss) before taxes and discontinued operations by segment:
Fluids Division	$20,851	$8,460	$55,703	$33,884
Production Enhancement Division
Production Testing	2,807	11,114	13,422	27,961
Compressco	5,447	6,356	13,833	14,511
Production Enhancement Division total	8,254	17,470	27,255	42,472
Offshore Division
Offshore Services	20,579	12,108	25,064	22,839
Maritech	(15,428)	(9,231)	(44,079)	(19,938)
Intersegment eliminations	—	—	—	—
Offshore Division total	5,151	2,877	(19,015)	2,901
Corporate overhead	(15,554)	(15,731)	(46,425)	(45,989)
Total income before taxes and discontinued operations	$18,702	$13,076	$17,518	$33,268

	September 30, 2013	December 31, 2012
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$28,676	$74,048
Accounts receivable, net	196,143	176,352
Inventories	92,325	103,041
Other current assets	54,902	81,668
PP&E, net	566,978	552,714
Other assets	262,528	273,995
Total assets	$1,201,552	$1,261,818

Current portion of decommissioning liabilities	$33,964	$80,667
Other current liabilities	153,946	176,148
Long-term debt	352,898	331,268
Long-term portion of decommissioning liabilities	11,339	14,254
Other long-term liabilities	43,256	66,173
Equity	606,149	593,308
Total liabilities and equity	$1,201,552	$1,261,818

Reconciliation of Non-GAAP Financial Measures

This press release refers to net debt, free cash flow excluding Maritech, revenues excluding Maritech, gross profit excluding Maritech, income before taxes excluding Maritech, and diluted per share information excluding Maritech, all of which are financial measures not derived in accordance with generally accepted accounting principles, or “GAAP.”

As a supplement to financial results prepared in accordance with GAAP, the Company has provided the following tables, which contain results excluding the impact of Maritech. The tables also include reconciliations of free cash flow excluding Maritech, consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, consolidated income before taxes excluding Maritech, and net income per diluted share excluding Maritech, to the appropriate GAAP financial measures. The Company's management views free cash flow excluding Maritech, consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, consolidated income before taxes excluding Maritech, and net income per diluted share excluding Maritech as appropriate measures to evaluate its results of operations following the sales of Maritech oil and gas producing properties that occurred during 2011 and 2012. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies and should not be used as a substitute for free cash flow, revenues, gross profit, income before taxes, earnings per share or other measures of financial performance presented in accordance with GAAP. Reconciliations of free cash flow excluding Maritech, consolidated revenues excluding Maritech, consolidated gross profit excluding Maritech, consolidated income before taxes excluding Maritech, net income per diluted share excluding Maritech for the three and nine month periods ended September 30, 2013 and September 30, 2012 are provided below.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In Thousands)

Net cash provided by (used in) operating activities	$13,546	$(9,418)	$43,907	$(17,444)
Less: net cash used in Maritech decommissioning activities	28,578	23,539	99,366	66,121
Less: capital expenditures	(22,020)	(24,724)	(73,555)	(80,608)
Free cash flow excluding Maritech	$20,104	$(10,603)	$69,718	$(31,931)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(In Thousands, Except Per Share Amounts)

Consolidated revenues	$254,303	$233,986	$683,963	$649,691
Less: Maritech revenues	(1,349)	(1,305)	(4,193)	(5,099)
Consolidated revenues excluding Maritech	$252,954	$232,681	$679,770	$644,592

Consolidated gross profit	$47,442	$50,447	$116,851	$135,154
Less: Maritech gross loss	20,483	8,927	46,800	17,684
Consolidated gross profit excluding Maritech	$67,925	$59,374	$163,651	$152,838

Consolidated income (loss) before taxes and discontinued operations	$18,702	$13,076	$17,518	$33,268
Less: Maritech loss before taxes	15,428	9,231	44,079	19,938
Consolidated income before taxes and discontinued operations excluding Maritech	$34,130	$22,307	$61,597	$53,206

Diluted per share information:
Net income attributable to TETRA stockholders	$0.15	$0.10	$0.13	$0.25
Loss for Maritech	0.13	0.08	0.36	0.16
Net income attributable to TETRA stockholders excluding Maritech	$0.28	$0.18	$0.49	$0.41

The following reconciliation of net debt is also presented as a supplement to financial results prepared in accordance with GAAP. The Company defines net debt as the sum of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of Compressco Partners, L.P. Management views net debt as a measure of TETRA's ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities. A reconciliation of long-term debt to net debt as of September 30, 2013 and December 30, 2012 is provided below.

	September 30, 2013	December 31, 2012
	(In Thousands)
Net Debt:
Long-term debt, including current portion	$328,525	$356,659
Less: cash, excluding Compressco Partners' cash	(18,574)	(61,082)
Net debt	$309,951	$295,577

These reconciliations are not a substitute for financial information prepared in accordance with GAAP and should be considered within the context of the complete financial results for the given period.

Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com